Exhibit 23.1


                           Consent of Independent Auditors



         We consent to the use of our report dated February 18, 1997, with respect to the financial statements of the Defense Business of Texas Instruments Incorporated included in this Current Report on Form 8-K of Raytheon Company.

         We also consent to the incorporation by reference in the Registration Statements of Raytheon Company and Subsidiaries Consolidated on Form S-8 (File Nos. 2-55841, 2-87308, 2-93903, 2-
         93871, 33-3720, 33-3723, 33-5650, 33-10811, 33-14165, 33-15242, 33-
         15396, 33-15397, 33-15398, 33-21454, 33-21741, 33-22211, 33-23449,
         33-23751, 33-24695, 33-49041, 33-49033, and 333-22969) and on Form
         S-3 (File Nos. 33-49045, 33-49269, and 33-59241) of our report dated February 18, 1997, with respect to the financial statements of the Defense Business of Texas Instruments Incorporated included in this Current Report on Form 8-K of Raytheon Company.


                                                    /s/ Ernst & Young LLP


         Dallas, Texas
         May 20, 1997